Exhibit 23.1
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             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

To Whom it May Concern:

We consent to the use in the Registration Statement of Revelstoke Industries, Inc. on Form SB-2/A (the "Registration Statement") of our Auditors' Report dated July 14, 2005, on the balance sheet of Revelstoke Industries, Inc. as at May 31, 2005, and the related statements of operations and deficit, stockholders' equity and cash flows for the period from incorporation April 5, 2004 to May 31, 2005.

In addition we consent to the reference to us under the heading "Experts" in the Registration Statement.



"MacKay LLP"
Chartered Accountants




Vancouver, British Columbia
Canada

November 16, 2005